EXHIBIT INDEX


                                                      Sequentially
                                                      Numbered Page

  4.1       Restated Certificate of
            Incorporation of Maxtor
            Corporation, a Delaware
            corporation, is incorporated by
            reference to the exhibits to the
            Company's quarterly report on Form
            10-Q filed February 8, 1994.

  4.2       Amended and Restated By-Laws of
            Maxtor Corporation, a Delaware
            corporation, are incorporated by
            reference to the exhibits to the
            Company's quarterly report on Form
            10-Q filed February 8, 1994.

  4.3       Stockholders' Rights Agreement is
            incorporated by reference to the
            exhibits to the Company's current
            report on Form 8-K (No. 0-14016)
            effective February 8, 1988

  5         Opinion regarding legality                      10

  23.1      Consent of Counsel (included in
            Exhibit 5)

  23.2      Consent of Ernst & Young,                       11
            Independent Auditors

  24        Power of Attorney (included in
            signature pages to this
            registration statement)